                              ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made this 1st day of February, 1998 by and between CONVERGENT COMMUNICATIONS SERVICES, INC., a Colorado corporation ("CCSI") whose address is 67 Inverness Drive East, Suite 110, Englewood, Colorado 80112, and PEAK COMM, INC. D/B/A TELEPHONE COMMUNICATIONS COMPANY, a Colorado corporation ("PEAK COMM"), whose address is 9033 East Easter Place, Suite 104, Englewood, Colorado 80112 (hereinafter collectively referred to as "the parties").

                                       RECITALS

     A. CCSI desires to buy certain of PEAK COMM's Identified Assets (as defined herein) and PEAK COMM desires to sell certain of PEAK COMM's Identified Assets to CCSI;

     B. CCSI has also agreed to assume certain specific obligations of PEAK COMM associated with the Identified Assets;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, both parties agree as follows:

     1.   IDENTIFICATION AND TRANSFER OF ASSETS.

          1.1 IDENTIFICATION OF ASSETS TO BE TRANSFERRED TO CCSI. The assets described in EXHIBIT 1.1 shall collectively constitute the "Identified Assets."

          1.2 ASSUMPTION OF CERTAIN LIABILITIES. Except for the NNC Note (as defined in Section 2.4) and those trade liabilities set forth on EXHIBIT 1.2 (the "Assumed Liabilities"), which are hereby expressly assumed by CCSI, CCSI shall assume no other liabilities and obligations relating to the Identified Assets. PEAK COMM agrees to hold CCSI harmless from any other liabilities or obligations incurred by PEAK COMM, or accruing with respect to the Identified Assets, and all other assets of PEAK COMM, with respect to any period prior to and including the Closing Date and from liabilities or obligations with respect to all other assets of PEAK COMM with respect to any period after the Closing Date.

          1.3 TRANSFER OF IDENTIFIED ASSETS. PEAK COMM shall take all actions reasonably requested by CCSI to transfer the Identified Assets to CCSI including, but not limited to, the execution of a bill of sale and assignment in the form attached hereto as EXHIBIT 1.3 ("Bill of Sale"), and all other bills of sale, assignment and transfer forms, amendments, applications to governmental agencies, licenses, and reports reasonably required by CCSI of PEAK COMM to effectuate the transfer of the Identified Assets.

     2. PURCHASE PRICE. The Purchase Price shall be equal to NINE HUNDRED THIRTY-SIX THOUSAND SEVEN HUNDRED NINETY-SIX DOLLARS ($936,796) to be paid by CCSI to PEAK COMM ("Purchase Price") on the Closing Date as follows:

          2.1 CCSI NOTE. CCSI will issue PEAK COMM a promissory note, in substantially the form attached hereto as EXHIBIT 2.1 ("CCSI Note") in an amount equal to Two Hundred Thousand Dollars ($200,000).

          2.2 SECURITY FOR CCSI NOTE. Subject to NNC's approval, and as security for the payment of the CCSI Note, CCSI shall grant PEAK COMM a security interest in the Identified Assets. The security interest shall be subordinated to NNC's security interest, if any, and shall be evidenced by a security agreement in substantially the form of EXHIBIT 2.2 attached hereto.

          2.3 CASH PAYMENT. CCSI will pay PEAK COMM Three Hundred Seventy-Five Thousand Dollars ($375,000) by wire transfer at the Closing. The parties acknowledge that CCSI has paid PEAK COMM Twenty-Five ($25,000) as an earnest money deposit on January 13, 1998 ("Earnest Money"). The Earnest Money shall be applied toward the Purchase Price on the Closing and shall be in addition to the $375,000 cash payment.

          2.4 CONVERGENT STOCK. CCSI's parent company, namely Convergent Communications, Inc., a Colorado corporation ("Convergent") will deliver a treasury request to Convergent's transfer agent directing the issuance of Ten Thousand (10,000) shares of Convergent's no par value voting common stock ("Convergent Stock") to PEAK COMM at the Closing. The parties agree that the value of each share of Convergent Stock shall be $5.00 for a total value of $50,000. In order to evidence such transfer and issuance of the Convergent Stock, CCSI shall cause Convergent to deliver a copy of the treasury request issued to Convergent's transfer agent to PEAK COMM at the Closing. The share certificate evidencing the Convergent Stock will be delivered to PEAK COMM by Convergent's transfer agent within thirty (30) days of the date of Closing.

          2.5 ASSUMPTION OF NNC NOTE. Pursuant to the Assumption Agreement attached hereto as EXHIBIT 2.5, on the Closing Date, CCSI will assume that certain Payment and Security Agreement dated as of December 31, 1996 ("NNC Note") between PEAK COMM and National Network Corporation ("NNC"), subject to NNC's approval. CCSI will pay the remaining balance of the NNC Note in equal installments until paid in full, and in no event later than December 31, 1998. In addition, at the Closing CCSI will pay PEAK COMM the difference between (a) the remaining principal balance of the NNC Note at the Closing Date and (b) the remaining principal balance of the NNC Note as of February 1, 1998.

     3. CLOSING DATE DOCUMENTATION. In addition to the other documents required hereunder, as a predicate to the closing of the transactions hereunder, PEAK COMM and CCSI shall supply each other, as applicable, with the following on or before the Closing Date:


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

          3.1 TRANSFER DOCUMENTS. Transfer Documents, in form and substance reasonably satisfactory to CCSI and PEAK COMM, to effect the transfer of the Identified Assets to CCSI pursuant to the terms of this Agreement.

          3.2 CONSENTS. Any and all consents, in a form and substance reasonably satisfactory to CCSI and PEAK COMM, from any person or entity not a party to this Agreement whose consent is necessary or desirable for the execution and performance of this Agreement by CCSI and PEAK COMM.

          3.3  COMPLIANCE CERTIFICATES.

               3.3.1 PEAK COMM COMPLIANCE CERTIFICATE. All corporate and other proceedings, including approval by the directors and shareholders of PEAK COMM, required to be taken by or on the part of PEAK COMM to authorize PEAK COMM to execute, deliver and carry out this Agreement shall have been duly and properly taken. CCSI shall have received a certificate of authorized individuals of PEAK COMM in the form of EXHIBIT 3.3.1, dated as of the Closing, certifying to the fulfillment of the conditions specified in this Agreement.

               3.3.2 CCSI COMPLIANCE CERTIFICATE. All corporate and other proceedings, including approval by the directors of CCSI, required to be taken by or on the part of CCSI to authorize CCSI to execute, deliver and carry out this Agreement shall have been duly and properly taken. PEAK COMM shall have received a certificate of authorized individuals of CCSI in the form of EXHIBIT 3.3.2, dated as of the Closing, certifying to the fulfillment of the conditions specified in this Agreement.

          3.4 SWENSON AGREEMENT. CCSI and W. Jeff Swenson ("Swenson") will enter into a non-compete and non-contravention agreement, in substantially the same form as EXHIBIT 3.4, attached hereto ("Swenson Agreement") whereby Swenson would agree not to compete with CCSI, nor to interfere with the vendors, suppliers, employees or customers that are related to the Identified Assets in accordance with the terms and conditions stated in the Swenson Agreement.

          3.5 OPINION OF COUNSEL FOR PEAK COMM. CCSI shall have been furnished with an opinion of PEAK COMM's counsel, dated the date of the Closing, in substantially the form of EXHIBIT 3.5 attached hereto.

          3.6 CARRIER AGREEMENT. CCSI and National Network Corporation will enter into a new carrier services agreement ("Carrier Agreement") on terms and conditions acceptable to CCSI for the provision of services for the Identified Assets. PEAK COMM shall assist CCSI in obtaining an acceptable Carrier Agreement.

          3.6  RISK OF LOSS AND ALLOCATION OF COSTS AT CLOSING.

               3.6.1 RISK OF LOSS. Prior to Closing, all risk of any loss or damage to the Identified Assets being sold or transferred hereunder shall be borne by PEAK COMM.

               3.6.2 ALLOCATION OF COSTS AT CLOSING. All expenses of operating the Identified Assets through and including the Closing Date shall be the sole responsibility of PEAK COMM. Personal property taxes, lease costs, utilities and other like obligations for the calendar month in which Closing occurs, shall be prorated between PEAK COMM and CCSI as of February 1, 1998. PEAK COMM shall be responsible for prorated expenses associated with the Identified Assets prior to, but not including, February 1, 1998. CCSI shall be responsible for prorated expenses associated with the Identified Assets from February 1, 1998.

               3.6.3 INCOME AND EXPENSE. Except to the extent sold to CCSI as part of the Identified Assets, including, without limitation, any accounts receivable of PEAK COMM shown in EXHIBIT 1.1, PEAK COMM shall retain all rights to income earned prior to, but not including February 1, 1998 and CCSI shall be entitled to all income earned by operation of the Identified Assets from February 1, 1998. PEAK COMM shall accrue all corresponding expenses related to the income accrued by PEAK COMM hereunder, all in accordance with generally accepted accounting principles.

     4. REPRESENTATIONS OF PEAK COMM. As material representations to induce CCSI to enter into this transaction, PEAK COMM represents to CCSI as follows:

          4.1 OWNERSHIP. The Identified Assets transferred pursuant hereto are owned by PEAK COMM, free and clear of all liens, encumbrances, agreements and claims with or of third parties, except as identified on EXHIBIT 4.1.

          4.2 CORPORATE STATUS AND AUTHORITY. PEAK COMM is a corporation duly incorporated and existing in good standing under the laws of the state of its incorporation and is fully authorized to carry on its business as it is now being conducted and to enter into the transactions herein set forth. PEAK COMM is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions requiring such qualification whether by reason of the ownership or leasing of its properties or the conduct or nature of its business. Attached hereto as EXHIBIT 4.2 is a complete listing of all of the states in which any portion of the Identified Assets is located. All corporate, director, and stockholder approvals required have been secured to the extent required. No consents, approvals, or filings from or with any person or entity other than those delivered to CCSI herewith are necessary for the execution, delivery and performance by PEAK COMM of this Agreement and the transactions contemplated hereby. PEAK COMM has all requisite power and authority to execute this Agreement and carry out all the actions required of it herein. This Agreement is the legal, valid and binding agreement of PEAK COMM enforceable against PEAK COMM in accordance with its terms.

          4.3 PENDING CLAIMS. To its best knowledge, PEAK COMM is not presently subject to any claim which would materially and adversely affect the Identified Assets such as: litigation; disclosed or undisclosed claims or liabilities; or pending governmental investigations or complaints of any kind or description. The Identified Assets are subject to no contracts, claims or liens other than as set forth in EXHIBIT 4.3.

          4.4 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of and compliance with this Agreement, or any agreement or instrument contemplated hereby, by PEAK COMM will not result in any violation of its Certificate of Incorporation or Bylaws or be in material conflict with or constitute a default in any material respect under any term of any agreement, instrument, judgment, decree, or, to the knowledge of PEAK COMM, any order, statute, rule or governmental regulation applicable to PEAK COMM, or to the knowledge of PEAK COMM, result in the creation of any lien, charge or encumbrance of any kind or nature on the Identified Assets.

          4.5 UNDISCLOSED LIABILITIES. To its best knowledge, PEAK COMM does not have, with respect to its current operation, any material and undisclosed liabilities or obligations of any nature affecting the Identified Assets.

          4.6 ENVIRONMENTAL MATTERS. To the best knowledge of PEAK COMM, PEAK COMM has duly complied with, and the operation of its business, equipment and other assets in the facilities owned or leased by PEAK COMM and its subsidiaries are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinance, rules and regulations of any governmental or quasi governmental authority relating to (i) error omissions, (ii) discharges to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (v) the emission of non-ionizing electromagnetic radiation, or (vi) other environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning and Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended (collectively "Environmental and Health Laws") or the Federal Communications Act, as amended ("FCC Laws"). To the best knowledge of PEAK COMM, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices which are pending, anticipated or threatened against PEAK COMM, relating to violations of the Environmental and Health Laws and the FCC Laws. PEAK COMM has not received a notice of, and does not know or have any reason to suspect, any facts which might constitute a violation of any Environmental or Health Laws which relate to the use, ownership or occupancy of any property or facilities used by PEAK COMM in connection with the operation of its business or any activity of PEAK COMM's business which would result in a violation or threaten violation of any Environmental or Health Laws and the FCC Laws.

          4.7 TAX LIENS. To PEAK COMM's best knowledge there are no tax liens on any of the Identified Assets. PEAK COMM has duly filed all required federal, state and local tax returns and reports (including, without limitation, returns for estimated tax), and all returns and reports for any other governmental units or taxing authorities having jurisdiction with respect to any taxes required to be paid by PEAK COMM, except where extensions have been applied for and granted, and where such extensions have not expired; all such returns and all such reports show the correct and proper amounts due, and all taxes shown on such returns and reports and all assessments received by PEAK COMM have been paid to the extent that such taxes or any estimates thereon have become due. From the date of this Agreement until the Closing, PEAK COMM shall pay all taxes as and when the same become due and payable.

         4.8 LIQUIDATION. PEAK COMM has not adopted any plan of liquidation or dissolution affecting the Identified Assets.

         4.9 ACCURACY OF DOCUMENTS AND INFORMATION. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, Exhibits and attachments to this Agreement or specifically required to be furnished pursuant to this Agreement to CCSI by PEAK COMM are and will be complete and correct in all material respects. To PEAK COMM's best knowledge, there have been no material changes, and will be no material changes as of the Closing Date, in the information set forth in the Exhibits and attachments between the date of the Exhibits and attachments and the date of this Agreement. No representations or warranties made by PEAK COMM in this Agreement, nor any document, written information, statement, financial statement, certificate, Exhibit or attachment furnished to CCSI pursuant to the requirements of this Agreement intentionally contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading. There is no fact which materially and adversely affects the Identified Assets known to PEAK COMM which has not been expressly and fully set forth in this Agreement or the Exhibits and attachments hereto.

         4.10 DISCLOSURE. To PEAK COMM's best knowledge, no representation or warranty whether contained in this Agreement or in any certificates provided to CCSI pursuant to this Agreement contains or will contain any materially untrue statement or omits, or will omit, to state a material fact necessary to make any such statement(s) not misleading.

         4.11 STOCK REPRESENTATIONS. PEAK COMM (i) intends to acquire the shares of Convergent Stock solely for the purpose of investment and not for the resale and distribution thereof, and has no present intention to offer, sell, pledge, hypothecate, assign or otherwise dispose of the same except in accordance with this Section 4.11; (ii) understands and acknowledges that the sale of such shares of Convergent Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), the Convergent Stock being acquired pursuant to this Agreement constitute "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and may not be sold except pursuant to a registration statement under the Securities Act or pursuant to an exemption available under federal and applicable state Securities laws, and such shares may be required to be held indefinitely unless the shares are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) agrees that it will not offer, sell, pledge, hypothecate, transfer, assign or otherwise dispose of any such shares of Convergent Stock unless such shares and such offer, pledge, hypothecation, transfer, assignment or other disposition shall be registered or exempt from registration under the Securities Act and shall comply with all applicable federal and state securities laws, and (iv) agrees and acknowledges that the stock certificates representing the shares of Convergent Stock will contain a legend restricting the transferability of the shares as provided herein and that stop order instructions may be imposed by Convergent's transfer agent restricting the transferability of the Convergent Stock.

         4.12 NNC NOTE. PEAK COMM represents and warrants that the principal amount of the NNC Note is no greater than $286,796 as of February 1, 1998.

         4.13 PURCHASE PRICE ALLOCATION. PEAK COMM represents, warrants and covenants to CCSI to report the transaction contemplated by this Agreement as a sale and purchase of the Identified Assets in the specific amounts described on
EXHIBIT 4.13 attached hereto for all purposes including federal, state and local tax purposes, and shall not take any position to the contrary in any tax return or proceeding before any taxing authority. PEAK COMM and CCSI agree to complete
EXHIBIT 4.13 on or before Closing. PEAK COMM shall cooperate fully with CCSI, shall execute any documents reasonably requested by CCSI, and shall furnish appropriate information and testimony, upon request, with respect to any liability asserted by taxing authorities, all without payment of further consideration; provided such tax liability relates to the Identified Assets or Assumed Liabilities as conducted by PEAK COMM prior to Closing.

         4.14 BROKERS AND FINDERS. Neither PEAK COMM nor any affiliate nor any officer or director thereof has engaged any finder or broker in connection with the transactions contemplated hereunder.

         4.15 ACCURACY OF REPRESENTATIONS. In the event that any of the foregoing representations or warranties should be inaccurate as of the Closing Date, PEAK COMM shall have thirty (30) days after written notice from CCSI in which to cure such inaccuracy.

     5.  PEAK COMM'S EMPLOYEES AND CUSTOMERS.  CCSI is not a successor business
to PEAK COMM nor any operation of PEAK COMM.   CCSI shall not be liable for any
obligations which PEAK COMM has on any contracts including employment contracts, existing or future workers compensation claims, employment discrimination claims, unfair labor practice claims, or compensation claims except those obligations, if any, specifically identified on EXHIBIT 1.1, EXHIBIT 1.2 or elsewhere in this Agreement and any obligations of which CCSI hereby specifically assumes in writing. CCSI is purchasing the Identified Assets only, and it is not taking over any employment contracts for any employees or any obligations under agreements entered into by PEAK COMM in its own right and CCSI shall not be liable for any sums owed to customers by PEAK COMM.

     6. REPRESENTATIONS OF CCSI. As material representations to induce PEAK COMM to enter into this transactions, CCSI represents to PEAK COMM as follows:

         6.1 CORPORATE STATUS AND AUTHORITY. CCSI is a corporation duly organized and existing in good standing under the laws of the state of its incorporation and is fully authorized to carry on its business as it is now being conducted and to enter into the transactions herein set forth. CCSI is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions requiring such qualification whether by reason of the ownership or leasing of its properties or the conduct or nature of its business. All corporate approvals required have been secured. No consents, approvals, or filings from or with any person or entity other than those delivered to PEAK COMM herewith are necessary for the execution, delivery and performance by CCSI of this Agreement and the transactions contemplated hereby. CCSI has all requisite power and authority to execute this Agreement and carry out all the actions required of it herein. This Agreement is the legal, valid and binding agreement of CCSI enforceable against CCSI in accordance with its terms.

          6.2 DISCLOSURE. No representation or warranty whether contained in this Agreement or in any certificates provided to PEAK COMM pursuant to this Agreement contains or will contain any materially untrue statement or omits, or will omit, to state a material fact necessary to make any such statement(s) not misleading.

          6.3 CONSENTS. CCSI shall have delivered to PEAK COMM copies of all consents from any person or entity not a party to this Agreement whose consent is necessary or desirable for the execution and performance of this Agreement by CCSI, prior to the Closing Date.

          6.4 PURCHASE PRICE ALLOCATION. CCSI represents, warrants and covenants to PEAK COMM to report the transaction contemplated by this Agreement as a sale and purchase of the Identified Assets in the specific amounts described on EXHIBIT 4.13 attached hereto for all purposes including federal, state and local tax purposes, and shall not take any position to the contrary in any tax return or proceeding before any taxing authority. CCSI and PEAK COMM agree to complete EXHIBIT 4.13 on or before Closing. CCSI shall cooperate fully with PEAK COMM, shall execute any documents reasonably requested by PEAK COMM, and shall furnish appropriate information and testimony, upon request, with respect to any liability asserted by taxing authorities, all without payment of further consideration; provided such tax liability relates to the Identified Assets or Assumed Liabilities as conducted by CCSI after Closing.

          6.5 BROKERS AND FINDERS. Neither CCSI nor any affiliate nor any officer or director thereof has engaged any finder or broker in connection with the transactions contemplated hereunder.

          6.6 RELIANCE ON REPRESENTATIONS AND WARRANTIES. PEAK COMM shall not be deemed to have made to CCSI any representation or warranty other than those expressly made by PEAK COMM pursuant to this Agreement. Without limiting the generality of the foregoing, and except as expressly set forth in representations and warranties made by PEAK COMM pursuant to this Agreement, PEAK COMM makes no representation or warranty to CCSI with respect to any projections, estimates or budgets heretofore delivered to or made available to CCSI of future revenues, expenses or expenditures or future results of operations. CCSI acknowledges that it has not relied on any representations or warranties regarding PEAK COMM, the Identified Assets or the Assumed Liabilities except those set forth in this Agreement.

     7. OBLIGATIONS PRIOR TO THE CLOSING DATE. The following conditions and obligations shall be satisfactorily performed prior to the Closing Date.

          7.1 NO OBSTRUCTIVE PROCEEDING. As of the Closing Date, no action or proceeding shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against PEAK COMM or CCSI that which renders or could render it unlawful to effect the transactions contemplated hereunder in accordance with the terms hereof.

          7.2 GOVERNMENTAL AGENCY APPROVALS. Any governmental agencies whose approval is required prior to the consummation of the transactions contemplated by this Agreement, including, without limitation, the Colorado Public Utilities Commission, shall have approved such sale on the terms contemplated by this Agreement.

          7.3 NOTICES TO CUSTOMERS. PEAK COMM, with the cooperation of CCSI and at PEAK COMM's sole expense, shall have provided any notice(s) to its customers, if any, required by its contracts, federal or state laws, rules or regulations, if any, with respect to the transfer of the Identified Assets to CCSI. The content of such notice(s) shall be approved by CCSI.

          7.4 PERFORMANCE. Both parties shall have executed and delivered to the other party this Agreement and the other documents required hereby and shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by the parties prior to the Closing Date.

          7.5 NO ACTION TO PREVENT COMPLETION. There shall not have been instituted and be continuing or threatened any claim, action or proceeding that would materially adversely affect the Identified Assets, nor shall there have been instituted and be continuing or threatened any claim, action or proceeding by or before any court or other governmental body to restrain, prohibit or invalidate, or to obtain damages in respect of, the transactions contemplated by this Agreement or which might affect the rights of CCSI.

     8. CONDUCT OF BUSINESS AND CERTAIN COVENANTS. Prior to the Closing Date, PEAK COMM agrees that, with respect only to the Identified Assets, unless otherwise specifically provided for in this Agreement or unless otherwise consented to in writing by CCSI:

          8.1 ORDINARY COURSE. PEAK COMM shall conduct its business in the ordinary course.

          8.2 CERTAIN CHANGES. PEAK COMM shall not: (i) grant any security interest to or in connection with the Identified Assets; (ii) make or offer to make any disposition, including any sale or transfer, of any of the Identified Assets; (iii) make any change in any method of accounting, billing, rates, rate structure, tariffs, payment of fees and expenses related in any way to the Identified Assets; and, (iv) enter into any material contract, agreement, or commitment relating to the Identified Assets.

     9. CLOSING DATE. Closing will occur within three (3) business days after the completion of due diligence and the receipt of any and all necessary board, shareholder, governmental or other approvals, but not later than April 30, 1998, unless extended by mutual agreement of the parties, and will take place at the offices of CCSI.

    10. NOTICES. Notices required or allowed hereunder shall be deemed given when hand delivered or when deposited in the United States mail, postage prepaid, return receipt requested, to the parties at the following addresses:

    If to CCSI:                Convergent Communications Services, Inc.
                               67 Inverness Drive East, Suite 110
                               Englewood, Colorado 80112
                               Attn.: Legal Department

    If to PEAK COMM:           Peak Comm, Inc.
                               9033 East Easter Place, Suite 104
                               Englewood, Colorado 80112
                               Attn.:  President

    or to such other addresses as may from time to time be supplied.

    11.  INDEMNITY.

         11.1   PEAK COMM'S INDEMNIFICATION.   Notwithstanding the Closing and
regardless of any investigation at any time made by or on behalf of CCSI or of any information CCSI may have in respect thereof, PEAK COMM will indemnify, defend and save and hold CCSI harmless from and against any costs, expenses, damages, liabilities, losses or deficiencies, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding (collectively "Losses") suffered or incurred by CCSI arising out of or resulting from, and will pay CCSI on demand the full amount of any such amounts which CCSI may pay or may become obligated to pay in respect of:

               (a) any material inaccuracy in any representation or document delivered under or pursuant to this Agreement or the material breach of any warranty made by PEAK COMM in or pursuant to this Agreement;

               (b) any misrepresentations in or omission from any Exhibit, Schedule, or other attachment to this Agreement;

               (c) any failure by PEAK COMM duly to perform or observe any material term, provision, covenant, or agreement in this Agreement to be performed or observed on the part of PEAK COMM ; or

               (d) any action, suit, investigation, proceeding, demand, assessment, audit, judgment and claim, including any employment-related claim relating to the time period on or prior to Closing (collectively "Claims"), even though such Claims may not be filed or come to light until after the Closing Date.

               (e) acts or omissions in connection with business activities conducted or to be conducted by PEAK COMM, including, without limitation, the sale of goods or provision of services prior to the Closing Date.

     CCSI hereby covenants and agrees to immediately provide to PEAK COMM any and all notifications or other correspondence it receives related to matters which may affect this indemnity and hereby agrees to allow PEAK COMM to defend any and all actions affecting this indemnity and shall not settle any action or dispute affecting this indemnity without obtaining the prior written consent of PEAK COMM. However, failure to provide any such notifications or other correspondence in a timely manner will not relieve PEAK COMM of its obligation to indemnify CCSI under this Section 11.1. If CCSI becomes unsatisfied with the conduct of the defense of the Claims, CCSI may defend against, and consent to the entry of any judgment or enter into any settlement with respect to such Claims in any manner it may deem to be appropriate and PEAK COMM shall reimburse CCSI promptly for the acts of defending against such Claims and will otherwise remain responsible for any Loss which CCSI may suffer from, arising out of, relating to or caused by such Claims to the full extent provided in this Section.

     All statements of fact contained in any written statement, certificate, schedule or other document delivered to CCSI by or on behalf of PEAK COMM pursuant to Article 4 of this Agreement shall be deemed representations and warranties by PEAK COMM hereunder.

        11.2 CCSI'S INDEMNIFICATION. CCSI agrees that notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of PEAK COMM or any information PEAK COMM may have in respect thereof, CCSI will indemnify, defend and save and hold PEAK COMM harmless from and against any Losses suffered or incurred by PEAK COMM arising out of or resulting from, and will pay PEAK COMM on demand the full amount of any such amounts which PEAK COMM may pay or may become obligated to pay in respect of:

               (a) any material inaccuracy in any representation or the breach of any warranty made by CCSI in or pursuant to this Agreement;

               (b) any failure by CCSI duly to perform or observe any item, provision, covenant or agreement in this Agreement to be performed or observed on the part of CCSI, as applicable;

               (c) any action, suit, investigation, proceeding, demand, assessment, audit, judgment and claim resulting from the operation of the Identified Assets and discharge of the Assumed Liabilities by CCSI after Closing; or

               (d) acts or omissions in connection with business activities conducted or to be conducted by CCSI, including, without limitation, the sale of goods or provision of services after the Closing Date.

        11.3   LIMITATION ON INDEMNITY.


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

              11.3.1 GENERALLY. Notwithstanding any provision herein to the contrary, except as set forth in Sections 4.14 and 6.5 hereof relating to brokers and finders and 11.3.2 below, neither CCSI nor PEAK COMM, shall be required to indemnify the other for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement herein except to the extent that the aggregate amount which PEAK COMM or CCSI, respectively would otherwise (but for this provision) be liable on account thereof exceeds in the aggregate the sum of five thousand dollars ($5,000) (the "Threshold Amount") and then only to the extent of such excess; provided, however, for purposes of calculating whether the Threshold Amount has been reached, any specific materiality provision contained in the representations and warranties shall be disregarded. The obligation of either party to indemnify the other party, as provided hereunder, shall not exceed the aggregate amount equal to the Purchase Price received by PEAK COMM.

              11.3.2 KNOWLEDGEABLE MISREPRESENTATION. The limitation on indemnity set forth herein shall not be applicable with respect to any failure of a representation or warranty or an omission which makes any representation or warranty set forth in this Agreement, or in any Schedule, Exhibit or any other attachment to this Agreement inaccurate or misleading and such failure is a result of fraud, gross negligence or willful or wanton disregard by PEAK COMM as to the truth and accuracy of the matters stated therein of which PEAK COMM had any knowledge ("Knowledgeable Misrepresentation"). In this case, and notwithstanding the provisions of Section 11.3.1 above, the obligation to indemnify PEAK COMM shall not exceed the aggregate amount equal to the Purchase Price plus the total amount of the Assumed Liabilities assumed or paid by CCSI.

              11.3.3 TERMINATION OF OBLIGATION. The obligation of either party to indemnify the other hereunder shall terminate one (1) year after the Closing Date except as to matters as to which notice of a claim has been given to the appropriate party prior to the expiration of such one (1) year period.

     12. NO THIRD PARTY BENEFICIARIES. This Agreement shall be for and inure to the benefit of CCSI and PEAK COMM and there shall be no third party beneficiaries hereto. Specifically excluded from any beneficial status hereunder are PEAK COMM's creditors, employees, customers and suppliers.

     13. GOVERNING LAW AND FORUM. This Agreement shall be construed under the laws of the state of Colorado and any action to enforce, construe or modify this Agreement shall be brought in an appropriate court of competent jurisdiction in Colorado.

     14. BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement shall not be assigned by either party without the express written consent of the other party.

     15. PARAGRAPH HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     16. TIME OF THE ESSENCE. Time is of the essence of this Agreement and the obligations of the parties hereunder.

     17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, indemnifications and agreements of CCSI and PEAK COMM provided herein shall survive the Closing for a period of one (1) year following the Closing Date.

     18. WAIVER. The failure of either of the parties hereto to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right thereafter to enforce the same, and no waiver of any breach shall be construed as an agreement to waive any subsequent breach of the same or any other provisions.

     19. EXPENSES. Except as expressly provided herein, each party will pay their own expenses, including fees of their respective attorneys, accountants and consultants in connection with this transaction.

     20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     21. CONFIDENTIALITY. PEAK COMM and CCSI agree to not disclose the terms and conditions of this Agreement except (i) as may be required to fulfill obligations hereunder; (ii) as may be required by law, regulation, custom or judicial or administrative proceeding; or, (iii) as and to the extent such information becomes known to the general public through no fault of either party in tangible, demonstrable form. Both parties shall take reasonable precautions to insure that their respective employers, employees and agents also treat such information in a confidential manner. The obligations of confidentiality shall survive the consummation of the transactions herein set forth.

     22. TAXES. CCSI shall be responsible for and shall pay all federal, state and municipal taxes or other charges, if any, on the sale of the Identified Assets except income taxes payable by PEAK COMM on the Purchase Price.

     23. SEVERABILITY. It is agreed and understood that should any of the provisions of this Agreement be determined by any court of competent jurisdiction to be invalid or void for any reason, then the parties consent that this Agreement shall be amended retroactive to the date of its execution to include all terms and conditions other than those found by the court to be invalid or void in order to give effect to the parties intent.

     24. PUBLIC ANNOUNCEMENT. Each party acknowledges and agrees that either may make a public announcement of the transactions contemplated by this Agreement any time after the date of execution of this Agreement provided that the other party approves the form and substance of any such public announcement prior to its release, which approval shall not be unreasonably withheld.

     25. FORCE MAJEURE. This Agreement and the obligations of the parties hereunder shall not be impaired or invalidated and a party shall not be in breach hereof if such party is unable to fulfill any of its obligations hereunder or is delayed in doing so by reason of strike, labor troubles, acts of God or any other cause beyond the reasonable control of such party.

     26. ATTACHMENTS. All Exhibits and attachments to this Agreement are made a part of this Agreement by this reference. Any information disclosed in an Exhibit or attachment shall be deemed to be disclosed and incorporated into any other Exhibit or attachment where such disclosure would be appropriate.

     27. ADDITIONAL DOCUMENTATION. PEAK COMM shall from time to time, subsequent to Closing, at CCSI's request and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other action as CCSI reasonably may require in order more effectively to effectuate the purchase of the Identified Assets.

     28.  ARBITRATION.   Notwithstanding anything to the contrary herein, in the
event that there is any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby, the parties shall first attempt to resolve the dispute between each other. The party claiming the dispute shall provide written notification to the other party detailing the nature and facts of the dispute. The parties shall attempt to resolve the dispute within thirty (30) days, or such other longer period of time as the parties may mutually agree. In the event that the parties fail to resolve the dispute within the thirty (30) day period, or such other longer period as shall have been agreed upon by the parties, the dispute shall be settled by arbitration at a mutually agreed upon location in Denver, Colorado; provided, however, that nothing in this Section shall restrict the right of any party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section; and further provided, that in the event the dispute involves an amount of money to be paid to a party, the arbitration shall only be commenced to the extent of the disputed amount. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association, in force at the time of any such dispute. Each party shall pay its own expenses associated with such arbitration, provided that the prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorneys' fees and expenses (including, without limitation, arbitration expenses) relating to such arbitration. The decision of the arbitrators, based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. In no event shall the arbitrators be authorized to grant any punitive, incidental or consequential damages of any nature or kind whatsoever.

     29.  TERMINATION.

          29.1 This Agreement may be terminated, and the transactions contemplated hereby abandoned (i) by the mutual consent of CCSI and PEAK COMM;
(ii) by CCSI or PEAK COMM at any time after April 30, 1998 (or such later date as shall have been agreed to in writing by the parties) if the conditions and obligations set forth in this Agreement shall not have been fulfilled (or waived by the party entitled to the benefit thereof) by such date, with no further liability on the part of any party hereto; provided, however, that no party shall be released from liability hereunder if any such condition is not fulfilled by reason of the breach by such party of its obligations hereunder.

          29.2 Notwithstanding anything contained in the foregoing to the contrary, if this Agreement is terminated by CCSI due to a failure of PEAK COMM to perform the conditions precedent to the Closing hereunder, PEAK COMM shall immediately refund to CCSI all amounts paid to PEAK COMM, including, without limitation, the Earnest Money.

     30. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Exhibits, Schedules and attachments hereto, contains the entire understanding between the parties hereto with respect to the subject matter hereof and no prior or collateral promises or conditions in connection with or with respect to the subject matter hereof not incorporated herein shall be binding upon the parties. No modification, extension, renewal, rescission, termination or waiver of any of the provisions contained herein or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon either of the parties hereto unless made in writing and duly executed by both the parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

                      CONVERGENT COMMUNICATIONS SERVICES, INC., a Colorado corporation


                      By:    /s/ John R. Evans
                          -------------------------------------------
                             John R. Evans, Chief Executive Officer


                      PEAK COMM, INC. d/b/a TELEPHONE COMMUNICATIONS COMPANY, a Colorado corporation


                      By:   /s/ W. Jeff Swenson
                          -------------------------------------------
                             W. Jeff Swenson, President


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